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                                                                    EXHIBIT 10.1

                                        THIS MODIFICATION AGREEMENT, dated as of May 31, 1996, by and between FIRST UNION NATIONAL BANK (formerly known as FIRST FIDELITY BANK, NATIONAL ASSOCIATION), a national banking association organized under Acts of Congress, with a place of business at 550 Broad Street, Newark, New Jersey 07102, hereinafter called "Bank", and ALPHANET SOLUTIONS, INC., a New Jersey corporation, with its chief executive office at 7 Ridgedale Avenue, Cedar Knolls, New Jersey 07927, hereinafter called "Borrower".

                                    RECITALS

         WHEREAS, Borrower and First Fidelity Bank, National Association, New Jersey ("FFBNANJ") entered into a Loan and Security Agreement dated August 5, 1987 as modified by Modification Agreements dated February 24, 1989, May 23, 1990, July 31, 1991, June 30, 1992, March 17, 1993, July 14, 1993, June 29,
1994, December 14, 1994 and May 24, 1995, and by letter agreements dated as of April 20, 1994, March 2, 1995 and as of December 19, 1995 (said agreement as so modified the "Loan Agreement"); and

         WHEREAS, Bank is the successor by consolidation to FFBNANJ pursuant to authorization under 12 U.S.C. Section 215; and

         WHEREAS, said Loan Agreement, inter alia, sets forth the terms and conditions of a revolving credit facility by Bank to Borrower through May 31, 1996 of up to Seven Million Dollars for the period April 1 through September 30, and up to Nine Million Dollars for the period October 1 through March 31; and

         WHEREAS, Borrower has applied to Bank for an extension through May 30, 1997 of the term of said revolving credit facility and for a modification to the interest rates on Advances under the revolving credit facility, and for modifications to certain of the other terms and conditions set forth in the Loan Agreement;

         WHEREAS, Bank has approved the application of the Borrower on the terms and condition set forth herein.


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         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto adopt the above recitals and agree as follows:

1. Capitalized terms not defined herein but defined in the Loan Agreement shall have the same meanings ascribed to such terms in the Loan Agreement.

2. Paragraphs 1.30, 1.37, 1.42, 1.46, 1.48 and 1.53 of the Loan Agreement (the definitions of Eligible Loan Value of Eligible Accounts, Bank Affiliate, Interest Period, Libor Margin, Payment Date and Second Tier Base Rate Margin) are hereby modified to read as follows:

         1.30 "ELIGIBLE LOAN VALUE OF ELIGIBLE ACCOUNTS" means up to seventy-five (75%) percent of the face amount of Eligible Accounts, less returns and discounts, offsets, contra balances, credits or allowances of any nature, at any time issued, owing, granted or outstanding.

         1.37 "BANK AFFILIATE" means First Union Corporation and any of its direct and indirect affiliates and subsidiaries.

         1.42 "INTEREST PERIOD" means with respect to each LIBOR Loan, the period commencing on the date such Advance commences to be a LIBOR Loan as elected by the Borrower and ending one, two, or three months thereafter as Borrower may elect in the applicable interest rate request and thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending one, two, or three months thereafter as selected by the Borrower, but in no event after the Expiration Date; subject, however, to the following provisions: (i) if any Interest Period would otherwise end on a day which is not a New York business day, that Interest Period shall be extended to the next succeeding New York business day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding New York business day; and (ii) any Interest Period that begins on the last New


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                  York business day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last New York business day of a calendar month and (iii) if the Borrower selects an Interest Period which would end after the Expiration Date, the duration of such Interest Period shall be shortened to one or two months such that the end of such Interest Period shall occur prior to or of even date with the Expiration Date.

         1.46 "LIBOR MARGIN" means for each Interest Period applicable to LIBOR Loans, a rate per annum equal to one and one half percent (1 1/2%).

         1.48 "PAYMENT DATE" means (A) with respect to Prime Rate Loans and Second Tier Loans the first day of each month, and (B) with respect to LIBOR Loans the last day of the Interest Period.

         1.53 "SECOND TIER PRIME RATE MARGIN" means a rate per annum equal to one percent (1%).


3.     Article I of the Loan Agreement is hereby modified to add paragraphs
       1.58 through 1.65 as follows:

         1.58 "EXPIRATION DATE" means the earlier of (a) May 30, 1997 or such later date as the term of the revolving credit facility under paragraph 2.1 hereof may be extended to in accordance with paragraph 8.11 hereof or (b) the date of termination of the revolving credit facility upon the occurrence of an Event of Default.

         1.59 "LIBOR" means, with respect to each day during each Interest Period, the rate (rounded to the next higher 1/100 of 1%) for U.S. dollar deposits of a one, two, or three month maturity equivalent to the period selected by the Borrower as the Interest Period as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation), adjusted for reserves by dividing that rate by 1.00 minus the LIBOR Reserve. Notwithstanding the foregoing, if the Borrower has hedged the LIBOR-based rate by entering into an interest rate agreement with Bank, LIBOR shall be rounded five


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                  decimal places in accordance with the 1991 Definitions
                  published by the International Swaps and Derivatives Association, Inc.

         1.60 "LIBOR RESERVE" means the maximum percentage reserve requirement (rounded to the next higher 1/100 of 1% and expressed as a decimal) in effect for any day during the Interest Period under the Federal Reserve Board's Regulation D for Eurocurrency liabilities as defined therein.

         1.61 "LOAN DOCUMENTS" means this Agreement, all notes, mortgages or other documents executed and delivered by Borrower or any Obligor hereunder, and any amendments, renewals, modifications or supplements thereto, or substitutions therefore from time to time.

         1.62 "LONDON BUSINESS DAY" means a day on which commercial banks are open for dealings in U.S. Dollar deposits in the London (England, U.K.) interbank market.

         1.63 "PRIME RATE" means the rate of interest established by Bank from time to time as its reference rate in making loans but which does not reflect the rate of interest charged to any particular person and is not tied to any external rate of interest or index. The rate of interest charged hereunder shall change automatically and immediately as of the date of each change in the Prime Rate without notice to Borrower.

         1.64 "PRIME RATE LOANS" means each Advance on which interest thereon is in accordance with the terms of this Agreement based on the Prime Rate.

         1.65 "PRIME RATE MARGIN" means a rate per annum equal to one quarter of one (1/4%).

4. Paragraph 2.1 of the Article II of the Loan Agreement is hereby modified to read as follows:

         2.1 REVOLVING CREDIT FACILITY (A) So long as no Default nor Event of Default exists, Bank may, from time to time hereafter, through the Expiration Date, lend to the Borrower such amounts as the Bank may determine or issue standby letters of credit, in form satisfactory to Bank, based upon the Eligible Loan Value of Eligible


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                  Accounts as may exist from time to time and as reported by
                  Borrower to Bank in a borrowing base report in the form of exhibit 2.1 annexed hereto which is to be submitted with each request for an Advance hereunder by a Notice of Borrowing under Revolving Credit in the form of exhibit 2.1(A) annexed hereto, but not to exceed the Revolving Credit Borrowing Base and provided that the aggregate outstanding balance of standby letters of credit shall not exceed Two Million Five Hundred Thousand ($2,500,000.00) Dollars. The Borrower shall repay, and shall pay interest on, the aggregate unpaid principal amount of all Advances in accordance with the provisions of this paragraph 2.1. Bank shall have the right, from time to time, in the good faith exercise of its discretion, upon notice to Borrower, to alter the percentage of the Eligible Loan Value of Eligible Accounts. Each month Bank may render to Borrower a statement of the status of the loans provided for herein, which Borrower hereby agrees shall be deemed to be an account stated and correct and acceptable to and binding on Borrower unless Bank shall receive a corrected statement of exceptions from Borrower within thirty (30) days after the monthly statements have been rendered to Borrower. For each standby letter of credit issued hereunder which is security for the obligations of Borrower to a third party with respect to the "floor planning" or similar financing of Inventory, Borrower shall pay to Bank a fee of one (1%) percent on a per annum basis of the principal amount of each such standby letter of credit. For all other standby letters of credit issued hereunder Borrower shall pay to Bank a fee of two (2%) percent on a per annum basis of the principal amount of each such standby letter of credit. For each standby letter of credit to be issued hereunder Borrower shall execute and deliver to Bank the Bank's standard standby letter of credit agreement and application. All such loans and financial accommodations shall be payable on the Expiration Date or as otherwise set forth in this Agreement.

                  (B)      Interest on Advances.



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                           (i)      The Borrower agrees to notify the Bank
                                    orally or in writing at least two (2)
                                    Business Days (with respect to LIBOR Loans) prior to each date it requests interest on the Advances, or a portion thereof, to be based on LIBOR. Each such notice shall be irrevocable and confirmed immediately by delivery to the Bank of a LIBOR rate request. Each LIBOR rate request shall specify:

                                    (a)      the date from which interest is to
                                             accrue based on LIBOR, which shall
                                             be a London Business Day;

                                    (b)      the aggregate amount of Advances on
                                             which interest is to be based on
                                             LIBOR; and

                                    (c)      the duration of the Interest period
                                             applicable thereto.

                           (ii) No more than three (3) Interest Periods with respect to LIBOR Loans shall be outstanding at any time.

                           (iii) All LIBOR Loans shall be in the principal amount of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars or an integral multiple thereof.

                           (iv) The Borrower may not elect to have interest on the Second Tier Loans to be based on Libor.

                           (v) On all Advances as to which Borrower has not, in accordance with the foregoing, selected to have interest based on LIBOR, interest shall be based on the Prime Rate as set forth in subparagraph (C)(i) below.

                  (C)      Interest Rate and Payment Dates.

                           (i) (a) Each Prime Rate Loan, other than Second Tier Loans, shall bear interest on the daily outstanding principal amount thereof for each day such Prime Rate Loan is outstanding at a rate per annum equal to Prime Rate in effect from time to time minus the Prime Rate


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                                    Margin. Such interest shall be payable in
                                    arrears on each Payment Date; (b) All Second
                                    Tier Loans shall bear interest on the daily outstanding principal amount thereof for each day such Second Tier Loans are outstanding at a rate per annum equal to the Prime Rate in affect from time to time plus the Second Tier Prime Rate Margin. Such interest shall be payable in arrears on each Payment Date.

                           (ii) Each LIBOR Loan shall bear interest for each Interest Period applicable thereto, on the daily outstanding principal amount thereof, at a rate per annum equal to LIBOR plus the LIBOR Margin. Interest shall be payable in arrears for each Interest Period on each Payment Date.

                           (iii) If all or a portion of the principal amount of any LIBOR Loan shall not be paid at the end of the applicable interest period or not continued as Libor Loan as set forth below, such Advance shall be converted to a Prime Rate Loan at the end of the Interest Period therefor.

                  (D)      Conversion and Continuation Options.

                           (i) The Borrower may elect from time to time to convert a LIBOR Loan to a Prime Rate Loan by giving the Bank at least one (1) Business Day's prior irrevocable notice of such election, provided that conversion of a LIBOR Loan to a Prime Rate Loan shall only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert a Prime Rate Loan to a LIBOR Loan, in each case by giving the Bank at least two (2) Business Days' prior irrevocable notice of such election. Each notice to be given by the Borrower pursuant to this paragraph,


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                                    shall be confirmed by delivery to the Bank
                                    of a written notice, which shall specify:

                                    (a)      the date on which such rate
                                             conversion shall take effect;

                                    (b)      the aggregate amount of the
                                             Advances to be converted on such
                                             date;

                                    (c)      whether the Advances to be
                                             converted are LIBOR Loans, or Prime
                                             Rate Loans;

                                    (d)      whether the Advances, after
                                             conversion, will be LIBOR Loans or
                                             Prime Rate Loans; and

                                    (e)      in the case of a LIBOR Loan, the
                                             duration of the Interest Period
                                             applicable thereto.

                  All or any part of the outstanding principal of a LIBOR Loan, or a Prime Rate Loan, may be converted as provided herein, provided that partial conversions shall be in an aggregate principal amount of a minimum of Two Hundred Fifty Thousand ($250,000.00) Dollars or an integral multiple thereof.

                           (ii) A LIBOR Loan may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in this paragraph, provided that a LIBOR Loan may not be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the subject Interest Period.

                           (iii) If the Borrower shall fail to give notice to convert or continue a LIBOR Loan in the manner required by paragraphs (i) or (ii) above, the Borrower shall be deemed to have elected to convert the LIBOR Loan to a Prime Rate Loan on the last day of the Interest Period applicable thereto.



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                  (E)      Computation of Interest. Interest on the Advances and
                           fees and other amounts calculated on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a 360-day year. The rate of interest on Prime Rate Loans shall change when and as the Prime Rate changes without notice to Borrower.

                  (F) Prepayment. Prime Rate Loans may be prepaid in whole or in part, in multiples of $25,000.00, at any time without premium or penalty. Libor Loans may be prepaid, in whole or in part, without premium or penalty only on the last day of an Interest Period; provided, however, that any partial prepayments shall be in a principal amount of not less than $250,000.00, or multiples thereof. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder. All payments received on the Advances may be applied in such order as the Bank in its sole discretion shall determine.

                  (G) Indemnification. The Borrower shall indemnify the Bank against the Bank's loss or expense in employing deposits as a consequence of (i) the Borrower's failure to make any payment when due under the Advances, or (ii) any prepayment of a LIBOR Loan on a date other than the last day of the applicable Interest Period ("INDEMNIFIED LOSS OR EXPENSE").

                  (H) Additional Costs. If, at any time, a new, or a revision in any existing law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency imposes, increases or modifies any reserve or similar requirement against assets, deposits or credit extended by the Bank, or subjects the Bank to any tax, duty or other


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                           charge (except tax on the Bank's net income), and any
                           of the foregoing increases the cost to the Bank of maintaining its commitment or reduce the amount of any sum received or receivable by the Bank under the Advances, within 15 days after demand by the Bank, the Borrower agrees to pay the Bank such additional amounts as will compensate the Bank for such increased costs or reductions ("ADDITIONAL COSTS").

                  (I) Match Funding. The amount of such (i) Indemnified Loss or Expense, or (ii) Additional Costs outlined above shall be determined, in the Bank's sole discretion, based upon the assumption that the Bank funded 100% of that portion of the Advances to which the LIBOR-based rate applies in the applicable London interbank market.

                  (J) Unavailability of Interest Rate. If, at any time, (i) the Bank shall determine that, by reason of circumstances affecting foreign exchange and interbank markets generally, LIBOR deposits in the applicable amounts are not being offered to the Bank; or (ii) a new, or a revision in any existing law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to honor its obligations under the Advances, then (A) the Bank's obligation, if any, to make or maintain a LIBOR Loan shall be suspended, and (B) the applicable LIBOR-Based Rate shall, for the remainder of the term of the Advance, immediately be converted to the Prime Rate minus the Prime Rate Margin

                  (K) Commitment Fee. On the first Business Day after the end of each calendar quarter hereafter, Borrower shall pay to Bank a commitment fee equal to one eighth of one (1/8%) percent on a per annum basis, of the amount by which


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                           the daily average outstanding balance of the loans
                           and letters of credit under this paragraph 2.1 are less than the maximum dollar amount in effect from time to time of the revolving credit facility under this paragraph 2.1.

5.       Subparagraph 5.9(c) of Article IV of the Loan Agreement is hereby modified to read as follows: "(c) Any mandatory prepayment under (a) above shall be applied first to Second Tier Loans, second to Prime Rate Loans, and third to LIBOR Loans, and as to LIBOR Loans, if more than one (1) Interest Period is in effect, then to such LIBOR Loans in the order of the Interest Periods with the shortest remaining number of days.

6.       Paragraph 5.13 of the Loan Agreement is hereby modified to read as follows:


         5.13 AUDIT AND OTHER REPORTS (A) Borrower agrees that within one hundred twenty (120) days of the end of each fiscal year, it will furnish Bank with detailed audited financial statements, including a balance sheet, profit and loss statement, cash flow statement and surplus reconciliation, certified on an unqualified basis, by an independent certified public accountant satisfactory to Bank and a copy of the borrower 10-K filing as of such year end; (B) Borrower will also furnish quarterly similar statements uncertified except for a certification by an officer of Borrower as to their correctness and a copy of the Borrower's 10-Q filing as of such quarter end within sixty (60) days of the end of each fiscal quarter. All such statements shall be on a consolidated and consolidating basis and in accordance with GAAP; (C) simultaneous with the submission of the statements required under "A" and "B" above, Borrower shall cause to be submitted to Bank a certificate of the chief financial officer of Borrower in the form of exhibit 5.13 annexed hereto setting forth the calculations of the financial tests described in paragraph 5.17 hereof and stating whether or not, to the best of said officer's knowledge, after diligent inquiry a Default or Event of Default exists, and if such exists, specify the nature thereof and the steps Borrower is taking to remedy same; (D) promptly after the furnishing thereof to third parties, Borrower shall furnish to Bank copies of any statements, reports, proxy material, registration


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                  statement and prospectus furnished to any holder of any
                  securities of Borrower or filed with any regulatory agency or agencies; (E) promptly, but no later than five (5) days after a responsible officer of Borrower shall become aware of (i) a Default or Event of Default hereunder, (ii) a Reportable Event or "prohibited transaction" as such term is defined in ERISA,
                  (iii) litigation against Borrower or any Subsidiary in excess of $25,000.00 not fully covered by insurance (iv) changes in the executive management of Borrower or (v) the termination or threatened termination of or claim of breach by Borrower or any Subsidiary of any material contract, agreement or obligation, or of any claim of patent infringement, Borrower shall furnish to Bank a written notice specifying the existence thereof and the action Borrower or any Subsidiary is taking or proposes to take with respect thereto; (F) Borrower will furnish to Bank prompt written notice if: (i) any indebtedness of Borrower or any Subsidiary is declared or shall become due and payable prior to its stated maturity, or called and not paid when due or (ii) a default shall have occurred under any note or the holder of any such note, or other evidence of Indebtedness, certificate of security evidencing any such indebtedness or any obligee with respect to any Indebtedness of Borrower or any Subsidiary has the right to declare any such Indebtedness due and payable prior to its stated maturity as a result of such default; (G) Borrower also agrees to furnish to Bank (i) with reasonable promptness a copy of any "management letter" or similar report furnished to it by its accountants and such other data and information concerning it and its Subsidiaries as from time to time may be requested by Bank and (ii) a copy of its federal tax return promptly, but no later than five (5) days, after the filing of same.

7.       Paragraph 5.26 of the Loan Agreement is hereby modified to read as follows:


         5.26 "REPORTS OF COLLATERAL" If as of the end of any month there are any outstanding loans or standby letters of credit issued under paragraph 2.1 hereof, Borrower shall within fifteen (15) days of the end of each such month furnish to Bank


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

                  an aging of its Accounts, an aging of its accounts payable and an inventory report and certificate, each in form satisfactory to Bank.

8.       Paragraph 8.11 of the Loan Agreement is hereby modified to read as follows:

         8.11 "EXPIRATION DATE" The revolving credit facility provided for in paragraph 2.1 hereof shall have a term through May 31, 1997 or such later date as the Bank may agree to in writing. All such loans and financial accommodations shall be payable on the Expiration Date or as otherwise set forth in this Agreement. If, on the Expiration Date, there are any outstanding Bank Letters of Credit, Borrower shall, in addition to paying and satisfying in full the outstanding loans under paragraph 2.1, pay to Bank an amount equal to the aggregate outstanding balance of all such Bank Letters of Credit and which shall automatically be subject to a lien in favor of Bank to secure all Liabilities to Bank including with respect to said Bank Letters of Credit. Any sums paid to Bank shall be applied first to the Liabilities of Borrower to Bank other than with respect to said Bank Letters of Credit, in such order as Bank may determine, and last to the Liabilities with respect to the Bank Letters of Credit. Notwithstanding the expiration of the term, the rights of Bank hereunder and the obligations of Borrower hereunder, including and Liabilities with respect to loans and other financial accommodations made after the Expiration Date, further including but not limited to the grant of security interests in and liens on the Collateral as set forth in Article III hereof, shall remain in full force and effect until all of the Liabilities of Borrower to Bank and each Bank Affiliate are satisfied in full.

9.       Article VIII of the Loan Agreement is hereby modified to add paragraphs
                  8.17 through 8.21.

         8.17 "INTEREST LIMITATION" It is the intention of Bank and Borrower to conform strictly to the laws of the State of New Jersey or the laws of such other jurisdiction which may be found to apply to the subject transaction relating to the maximum rate of interest which may be lawfully contracted for or charged. Nothing contained in this Agreement or any other Loan Document shall be construed to mean that Borrower has


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

                  contracted to pay or is obligated to pay any sum or sums to Bank in excess of those which may lawfully be charged or contracted for under applicable law of the State of New Jersey or other applicable law. If any provision of this Agreement or any of the other Loan Documents shall require payment of any sum or sums of interest in excess of the maximum permitted rate which may be lawfully contracted for or charged, then Borrower and Bank agree that such result is as a consequence of their inadvertence and/or mistake, and the interest charge for which Borrower is liable under this instrument shall be recomputed for the sole and limited purpose of determining the extent of the obligations and liabilities of Borrower to Bank so that the interest charges for which Borrower is liable shall not exceed the maximum permitted rate which is determined to be applicable. Additionally, any sums of interest which are collected by Bank from Borrower or other source in connection with the loan evidenced hereby which are in excess of the maximum permitted rate shall, for the sole and limited purpose of determining the extent of the obligations and liabilities of Borrower to Bank, be credited against the amount of principal for which Borrower is liable to Bank after giving effect to any recomputation and adjustment required pursuant to the foregoing provisions of this section, or if such outstanding principal balance and interest are paid in full, any such excess shall be remitted by Bank to Borrower.

         8.18 'INDEMNIFICATION' Borrower hereby agrees to and does hereby indemnify, protect, defend and save harmless Bank and any member, officer, director, official, agent, employee and attorney of Bank, and its respective heirs, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents and the transactions contemplated therein or the Collateral (unless caused by the gross negligence or willful misconduct


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

                  of the Indemnified Parties) including, without limitation: (i) losses, damages, expenses or liabilities sustained by Bank in connection with any environmental cleanup or other remedy required or mandated by any environmental law; (ii) any untrue statement of a material fact contained in information submitted to Bank by Borrower and/or any Obligor or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete;
                  (iii) the failure of Borrower and/or any Obligor to perform any obligations herein required to be performed by Borrower and/or any Obligor; and (iv) the ownership, construction, occupancy, operations, use and maintenance of any of Borrower's and/or the Obligor's properties. The provisions of this paragraph shall survive termination of this Agreement and the other Loan Documents.

         8.19 SEVERABILITY AND CONSISTENCY The illegality, unenforceability or inconsistency of any provisions of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or any instrument or agreement required hereunder. The Loan Documents are intended to be consistent. However, in the event of any inconsistencies among any of the Loan Documents, such inconsistency shall not affect the validity or enforceability of Loan Document. The Borrower agrees that in the event of any inconsistency or ambiguity in any of the Loan Documents, the Loan Documents shall not be construed against any one party but shall be interpreted consistent with the Bank's policies and procedures.

         8.20 INTEGRATION; NO THIRD PARTY BENEFICIARY This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. The Borrower and the Bank do not intend any of the benefits of this Agreement to inure to any third party, and no third party shall have any status, right, or entitlement under this Agreement.

         8.21 JUDICIAL PROCEEDINGS; WAIVERS THE BORROWER AND THE BANK ACKNOWLEDGE AND AGREE THAT (i) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE BANK OR THE BORROWER OR ANY SUCCESSOR OR ASSIGN OF THE BANK OR THE BORROWER, OR ON WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (ii) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (ii) THIS
                  SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THE BANK WOULD NOT EXECUTE THIS AGREEMENT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

10. Borrower acknowledges that as of the date hereof there is owing by Borrower to Bank on account of the revolving credit facility provided for in paragraph 2.1 of the Loan Agreement the principal sum of $zero plus interest, which sum is owing without defense, set off or counterclaim, and Bank has, under said paragraph 2.1, issued on behalf of Borrower standby letters of credit in the aggregate outstanding sum of $2,030,142.51.

11.      Borrower represents that:

         (a) each and every representation heretofore made by Borrower in the Loan Agreement is true and correct as of the date of this Modification Agreement,

         (b) no consent or approval of, or exemption by any person is required to authorize, or is otherwise required in connection with the execution and delivery of this Modification Agreement and the other loan documents provided for herein, which has not been obtained and which remains in full force and effect,

         (c) Borrower has the power to execute, deliver and carry out this Modification Agreement and all documents executed in connection herewith, and this Modification Agreement and such other documents are valid, binding and enforceable as against Borrower in accordance with their terms,

         (d) no material adverse change in the financial condition of Borrower has occurred since the date of the most recent financial statements of Borrower dated March 31, 1996 submitted to Bank, and the information contained in said statements and reports is true and correctly reflects the financial condition of Borrower as of the dates of the statements and reports, and such statements and reports have been prepared in accordance with GAAP and do not contain any material misstatement of fact or omit to state any facts necessary to make the statements contained therein not misleading, and

         (e) No Default or Event of Default exists under the Loan Agreement.

12. Borrower hereby confirms the security interests and liens granted by Borrower to Bank in and to the Collateral in accordance with the Loan Agreement and other Loan Documents as security for its Liabilities to Bank.

13. Borrower agrees to pay any and all expenses, including reasonable counsel fees and disbursements, incurred by Bank in connection with the preparation and execution of this Modification Agreement and all other documents executed in connection herewith.

14. This Modification Agreement is intended to supplement and modify the Loan and Security Agreement dated August 5, 1987 as modified between FFBNANJ and Borrower and the rights and obligations of the parties under said Loan and Security Agreement and all other Loan Documents shall not in any way be vacated, modified or terminated except as herein provided. All terms and conditions contained in each and every agreement or promissory note or other evidence of indebtedness of Borrower to Bank are incorporated herein by reference. If there is a conflict between any of the provisions heretofore entered into and the provisions of this Modification Agreement, then the provisions of this Modification Agreement shall govern.

15. This Modification Agreement shall be construed in accordance with the substantive laws of the State of New Jersey without regard to conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be executed and delivered as of the day and year first above written.

                                        ALPHANET SOLUTIONS, INC.

                                        BY: /s/ GARY FINKEL
                                            ---------------------------
                                        NAME: Gary Finkel
                                        TITLE: Vice President and
                                               Chief Financial Officer


                                        FIRST UNION NATIONAL BANK

                                        BY: /s/ CHRISTOPHER M. MCLAUGHLIN
                                           ---------------------------------
                                        NAME: Christopher M. McLaughlin
                                        TITLE: Vice President



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